UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 9, 2010
DEVON ENERGY CORPORATION
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-32318	73-1567067
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

20 NORTH BROADWAY, OKLAHOMA CITY, OK	73102
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (405) 235-3611
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets
     On June 9, 2010, we completed the sale of our shallow water oil and gas assets in the Gulf of Mexico to Apache Corporation. The sale price was $1.05 billion before taxes, or approximately $840 million after taxes, based on an effective date of January 1, 2010.
Item 9.01 Financial Statements and Exhibits
     (b) Pro Forma Financial Information
     Devon Energy Corporation unaudited pro forma condensed financial information is included as Exhibit 99.2 to this report.
     Our historical financial statements include amounts related to the assets sold to Apache Corporation, as well as amounts related to our other Gulf of Mexico assets that we have sold in 2010. With the completion of the Apache divestiture, we have essentially divested all our assets in the Gulf of Mexico. We are required to provide pro forma financial information with respect to the Apache divestiture transaction but not the other divestiture transactions. However, we believe pro forma financial information prepared with respect to all our 2010 Gulf of Mexico divestiture transactions is more useful to investors because it reflects our continuing operations, excluding all Gulf of Mexico divestiture assets. Therefore, although not required, we have prepared the pro forma financial information with respect to all 2010 Gulf of Mexico divestiture transactions.
     (d) Exhibits
99.1   Devon Energy Corporation news release dated June 10, 2010.
99.2   Devon Energy Corporation unaudited pro forma condensed financial information.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEVON ENERGY CORPORATION
By:	/s/ Danny J. Heatly
Danny J. Heatly
Senior Vice President – Accounting and Chief Accounting Officer

Date: June 14, 2010

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